Exhibit 99.1
News Release
ACI URGES S1 SHAREHOLDERS TO VOTE AGAINST THE
FUNDTECH TRANSACTION ON THE BLUE PROXY CARD
FILES INVESTOR PRESENTATION
     NEW YORK, September 7, 2011 — ACI Worldwide, Inc. (Nasdaq: ACIW), a leading international provider of payment systems, today filed an investor presentation with the Securities and Exchange Commission (“SEC”). The presentation provides information regarding ACI’s proposal to acquire S1 Corporation (Nasdaq: SONE) and the reasons why ACI believes that S1 shareholders should vote against the transaction with Fundtech Ltd. (Nasdaq: FNDT) at S1’s special meeting on September 22, 2011. The presentation can be accessed on the Investor Relations section of ACI’s website at www.aciworldwide.com and on the SEC’s website at www.sec.gov.
     As previously announced on August 25, 2011, ACI has filed definitive proxy materials with the SEC in connection with the solicitation of votes against proposals related to the proposed merger of S1 and Fundtech. ACI urges shareholders to vote the BLUE proxy card AGAINST the Fundtech transaction today.
     Shareholders with questions about how to vote their shares should contact ACI’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.
     In addition, on August 30, 2011, ACI commenced an exchange offer to acquire all of the outstanding shares of S1 common stock. Under the terms of the exchange offer, S1 shareholders would receive $6.20 in cash and 0.1064 ACI shares for each share of S1 they hold, assuming full proration.
     Wells Fargo Securities is serving as financial advisor to ACI and Jones Day is serving as its legal advisor.
About ACI Worldwide
ACI Worldwide powers electronic payments for more than 800 financial institutions, retailers and processors around the world, with its broad and integrated suite of electronic payment software. More than 90 billion times each year, ACI’s solutions process consumer payments.

On an average day, ACI software manages more than US$12 trillion in wholesale payments. And for more than 160 organizations worldwide, ACI software helps to protect their customers from financial crime. To learn more about ACI and understand why we are trusted globally, please visit www.aciworldwide.com. You can also find us on www.paymentsinsights.com or on Twitter @ACI_Worldwide.
Forward-Looking Statements
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include, but are not limited to, the following: (1) that a transaction with S1 may not be completed on a timely basis and on favorable terms, (2) negative effects on our business or S1’s business resulting from the pendency of the proposed transaction, (3) that we may not achieve the synergies and other expected benefits within the expected time or in the amounts we anticipate, and (4) that we may not be able to promptly and effectively integrate the merged businesses. Other factors that could materially affect our business and actual results of operations are discussed in our most recent 10-Ks as well as other filings with the SEC available at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.
Available Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ACI has filed with the SEC a registration statement on Form S-4 containing a prospectus and other documents with respect to the proposed acquisition of S1 and mailed the prospectus to S1 shareholders. ACI has also filed with the SEC and mailed to S1 shareholders a proxy statement and other proxy solicitation materials pursuant to which ACI is soliciting proxies on blue cards to vote against S1’s proposed transaction with Fundtech Ltd. INVESTORS AND SECURITY HOLDERS OF S1 AND ACI ARE URGED TO READ THE APPLICABLE PROSPECTUS, PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders will be able to obtain free copies of the registration statement, prospectus, proxy statements and other documents filed with the SEC by ACI through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ACI will be available free of charge on ACI’s internet website at www.aciworldwide.com or by contacting ACI’s Investor Relations Department at 646-348-6706.

Certain Information Concerning The Participants
ACI and certain of its directors and officers may be deemed to be participants in any solicitation of stockholders in connection with the proposed transaction. Information about the participants in the solicitation, including their interests in the transactions, is available in the proxy statement that ACI has filed with the SEC on August 25, 2011 in connection with the special meeting of S1’s stockholders.
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For more information contact
Media Contacts:
James Golden / Scott Bisang / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Investor Contacts:
Art Crozier / Jennifer Shotwell / Scott Winter
Innisfree M&A Incorporated
(212) 750-5833
Tamar Gerber
Vice President, Investor Relations & Financial Communications
ACI Worldwide, Inc.
(646) 348-6706